SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                              Swift Energy Company

________________________________________________________________________________
             (Exact name of registrant as specified in its charter)


       Texas                                                     74-2073055
________________________________________________________________________________
(State of incorporation or                                     (IRS Employer
       organization)                                         Identification No.)

             16825 Northchase Drive, Suite 400, Houston, Texas 77060
________________________________________________________________________________
               (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered

         % Convertible Subordinated            The New York Stock Exchange, Inc.
         Notes Due 2006

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
________________________________________________________________________________
                                 Title of Class

ITEM 1.           Description of Registrant's Securities To Be Registered.

         A description of Registrant's % Convertible Subordinated Notes due 2006 ("Notes") is incorporated herein by reference from "Description of Notes," beginning on page 48 of the Prospectus dated November 4, 1996 forming part of Registration Statement No. 333-14785 on Form S-3, as amended, as filed with the Securities and Exchange Commission (the "Commission") on November 4, 1996 (as such description may be revised in the Prospectus contained as part of the Registration Statement as declared effective by the Commission or in the final form of Prospectus filed with the Commission after the effectiveness of the Registration Statement pursuant to Rule 424(b) under the Securities Act of
1933). Any prospectus filed after the date of this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.           Exhibits.

         1. Form of Indenture between the Registrant and Bank One, Columbus, N.A., as Trustee, is incorporated by reference herein to Exhibit 4 of Registration Statement No. 333-14785.

         No other Exhibits are required because the Notes being registered hereby are being listed on the New York Stock Exchange, on which the common stock of the Registrant is already registered.



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


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  November 15, 1996

                                             SWIFT ENERGY COMPANY


                                                /s/ Alton D. Heckaman
                                             By:--------------------------------
                                                Alton D. Heckaman
                                                Vice President and Controller



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